Investor Relations:
Bob Blair
Western Digital Corporation
949.932.7834
bob.blair@wdc.com

Public Relations:
Steve Shattuck
Western Digital Corporation
949.932.5178
steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:


                    WESTERN DIGITAL ANNOUNCES FOURTH QUARTER
                                YEAR END RESULTS

IRVINE, Calif. -- July 27, 2000 -- Western Digital Corporation (NYSE: WDC) today reported revenues of $473.9 million and a proforma net loss of $26.3 million, or $.19 per share, for its fourth quarter ended June 30, 2000. For the same period, on a GAAP basis, Western Digital reported net income of $4.2 million and earnings per share of $.03. The total results for the quarter included non-recurring benefits for tax and other accrual adjustments of $30.5 million, $11.0 million of which was included in selling, general and administrative expenses. In the year-ago period, the Company reported revenues of $709.3 million and a proforma net loss of $81.5 million, or $.90 per share. The total net loss for the year-ago period was $101.5 million, or $1.12 per share, and included a restructuring charge of approximately $20 million for the sale of the Company's media business.

     Matt Massengill, president and chief executive officer, stated: "Both our fourth quarter and year-over-year results reflect substantial progress at Western Digital in a challenging industry

Western Digital Announces Fourth Quarter
Year End Results
Page 2

environment. Price competition in the June quarter was significant and the non-linear supply of microprocessors led to fewer desktop PCs being shipped in the quarter than otherwise would have been the case. Nevertheless, the reductions in operating expenses and manufacturing costs we implemented over the last year enabled us to mitigate our operating loss for the quarter. Thus far into the September quarter, we have seen signs of healthier demand as availability of microprocessors has improved and our recovery of business with major PC OEM customers continues, albeit at prices impacted by the June quarter activity.

     "For the year, we are pleased with the significant progress made by the WD team on many fronts in the core HDD business," said Massengill, noting:

     - Closing the gap on competitive gross margin performance, moving from negative gross margins in Q1 to near double-digit performance in the second half of fiscal 2000;

     - Increased market share with major PC OEM customers, based on solid and sustained time-to-market performance and supply chain management expertise;

     - Technology leadership with time-to-market WD Caviar(TM) 7200 RPM hard drives, including shipment of its first Ultra ATA/100-enabled 7200 RPM hard drive in the June quarter. 7200 RPM hard drives accounted for 32% of the company's units shipped in the fourth quarter, up from 20% in the March quarter;

     -  Reduction of nearly 30%, or $106 million, in operating expenses;

     - Successful consolidation of three manufacturing operations into a single highly-efficient site in Kuala Lumpur, Malaysia; and

     - Improved asset management, including a combined 10-day decrease in receivable and inventory days from the fourth quarter of 1999.


                                     -MORE-

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Western Digital Announces Fourth Quarter
Year End Results
Page 3



     "We launched two new ventures in fiscal 2000--Connex and SageTree--and leveraged our storage technology expertise into a leadership position in the emerging hard drive market for set-top boxes, home servers, television receivers, audio juke boxes and other consumer products. The selection of the WD Performer(TM) 15i hard drive by Microsoft WebTV Networks, Inc. for use in its Ultimate TV service was a major validation of WD as a player in this space," continued Massengill.

   For fiscal year 2000, the Company reported revenues of $2.0 billion and a proforma net loss of $241.8 million, or $ 1.97 per share. The total net loss for fiscal 2000 was $188.0 million, or $1.53 per share, and included: restructuring and special charges of $158.3 million, of which $72.5 million was included in cost of sales; a $14.7 million gain on disposition of investment securities; $166.9 million of extraordinary gains for redemption of a portion of the Company's convertible debt; and $30.5 million of non-recurring benefits for tax and other accrual adjustments. For fiscal year 1999, the Company reported revenues of $2.8 billion and a proforma net loss of $335.2 million, or $3.75 per share. The total net loss for fiscal 1999 was $492.7 million, or $5.51 per share, and included restructuring and special charges of approximately $157.5 million ($77.0 million of which was included in cost of sales, $12.0 million of which was included in research and development expenses, and $7.5 million of which was included in SG&A).

                                     -MORE-

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Western Digital Announces Fourth Quarter
Year End Results
Page 4



ABOUT WESTERN DIGITAL

     One of the data storage industry's longtime leaders, Western Digital Corporation has leveraged its core strengths in becoming a leading Internet solutions company. Western Digital provides services and products to manage, store and communicate both digital content and network intelligence. The Company remains an industry-leading designer and manufacturer of hard drives for desktop computers and home entertainment applications. Through its Connex subsidiary, Western Digital delivers enterprise-class storage functionality for the department and mid-sized business markets, including storage management software, network attached storage and storage area networks. The Company's SageTree subsidiary markets packaged analytical applications and professional services to help manufacturers manage quality and quality-related business decisions throughout the entire supply chain and product lifecycle.

     Western Digital was founded in 1970. The Company's storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital brand name. Its home page can be found at www.westerndigital.com.

                                  WESTERN DIGITAL CORPORATION

                            CONSOLIDATED STATEMENTS OF OPERATIONS

                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 (UNAUDITED)
                                                             THREE MONTHS ENDED                              YEAR ENDED
                                              -----------------------------------------------       -----------------------------
                                                JUNE 30,           JULY 3,          MARCH 31,         JUNE 30,           JULY 3,
                                                  2000              1999              2000              2000              1999
                                              -----------       -----------       -----------       -----------       -----------
Revenues, net ..........................      $   473,862       $   709,302       $   516,587       $ 1,957,580       $ 2,767,206
Costs and expenses:
     Cost of revenues ..................          432,275           688,429           505,003         1,949,511         2,770,054
     Research and development ..........           35,202            52,003            33,770           163,198           216,986
     Selling, general and administrative           21,461            44,597            33,970           138,323           195,958
     Restructuring charges .............               --            20,000            28,002            85,837            61,000
                                              -----------       -----------       -----------       -----------       -----------
         Total costs and expenses ......          488,938           805,029           600,745         2,336,869         3,243,998
                                              -----------       -----------       -----------       -----------       -----------
Operating loss .........................          (15,076)          (95,727)          (84,158)         (379,289)         (476,792)

Net interest and other income (expense)              (259)           (5,759)           13,489             4,874           (15,898)
                                              -----------       -----------       -----------       -----------       -----------
Loss before income taxes and
     extraordinary item ................          (15,335)         (101,486)          (70,669)         (374,415)         (492,690)

Income tax benefit .....................           19,500                --                --            19,500                --
                                              -----------       -----------       -----------       -----------       -----------
Income (loss) before extraordinary item             4,165          (101,486)          (70,669)         (354,915)         (492,690)

Extraordinary gain from redemption of
     debentures ........................               --                --                --           166,899                --
                                              -----------       -----------       -----------       -----------       -----------
Net income (loss) ......................      $     4,165       $  (101,486)      $   (70,669)      $  (188,016)      $  (492,690)
                                              ===========       ===========       ===========       ===========       ===========

Basic and diluted earnings (loss) per
  common share:

Basic before extraordinary item ........      $       .03       $     (1.12)      $      (.53)      $     (2.89)      $     (5.51)
Extraordinary gain .....................      $        --       $        --       $        --       $      1.36       $        --
                                                                -----------       -----------       -----------       -----------
Basic ..................................      $       .03       $     (1.12)      $      (.53)      $     (1.53)      $     (5.51)
                                              ===========       ===========       ===========       ===========       ===========

Diluted ................................      $       .03       $     (1.12)      $      (.53)      $     (1.53)      $     (5.51)
                                              ===========       ===========       ===========       ===========       ===========
Common shares used in computing per
  share amounts:

Basic ..................................          139,547            90,596           133,903           122,624            89,478
                                              ===========       ===========       ===========       ===========       ===========
Diluted ................................          143,337            90,596           133,903           122,624            89,478
                                              ===========       ===========       ===========       ===========       ===========

                           WESTERN DIGITAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                JUNE 30,           JULY 3,
                                                                  2000              1999
                                                               -----------       -----------
                                     ASSETS
Current assets:
     Cash and cash equivalents ..........................      $   184,021       $   226,147
     Accounts receivable, net ...........................          149,135           273,435
     Inventories ........................................           84,546           144,093
     Prepaid expenses and other current assets ..........           33,693            81,853
                                                               -----------       -----------
         Total current assets ...........................          451,395           725,528
Property and equipment, net .............................           98,952           237,939
Intangible and other assets, net ........................           65,227            58,935
                                                               -----------       -----------
         Total assets ...................................      $   615,574       $ 1,022,402
                                                               ===========       ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Accounts payable ...................................      $   266,841       $   335,907
     Accrued expenses ...................................          178,225           248,201
     Current portion of long-term debt ..................               --            10,000
                                                               -----------       -----------
         Total current liabilities ......................          445,066           594,108
Long-term debt ..........................................          225,496           534,144
Other liabilities .......................................           44,846            47,940
Minority interest .......................................           10,000                --
Shareholders' deficit:
     Common stock, $.01 par value .......................            1,436               906
     Additional paid-in capital .........................          371,587           140,145
     Accumulated deficit ................................         (482,857)         (294,841)
                                                               -----------       -----------
         Total shareholders' deficit ....................         (109,834)         (153,790)
                                                               -----------       -----------
         Total liabilities and shareholders' deficit ....      $   615,574       $ 1,022,402
                                                               ===========       ===========



Note: Certain July 3, 1999 amounts have been reclassified to conform to the June 30, 2000 presentation.